UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Opaleye L.P. (the “Purchaser”) pursuant to which the Company agreed to issue and sell 174,508 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and pre-funded warrants to purchase an aggregate of 2,013,999 shares of Common Stock (the “Pre-Funded Warrants” and together with the Shares, the “Securities”) in a private placement (the “Private Placement”). The Pre-Funded Warrants are being issued in lieu of additional Shares to result in the Purchaser, together with its affiliates, beneficially owning no more than 19.99% of the outstanding Common Stock immediately following the Private Placement, subject to approval of the Company’s stockholders for the Purchaser to exceed such limit in accordance with the rules of the Nasdaq Stock Market. The Pre-Funded Warrants enable the holder to make a cash investment in the Company without increasing its beneficial ownership in the Common Stock because the shares of Common Stock underlying the Pre-Funded Warrant are not issued until the warrant is exercised. The aggregate purchase price of the Securities is approximately $3.0 million. The purchase price for the Shares is $1.38 per Share (the “Share Purchase Price”) and the purchase price for the Pre-Funded Warrants is $1.37 (the Share Purchase Price minus $0.01 per Pre-Funded Warrant). The closing of the Private Placement is expected to occur on or about March 10, 2023, subject to customary closing conditions. The Pre-Funded Warrants have a per share exercise price of $0.01. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

The Pre-Funded Warrants expire on March 10, 2033 (the “Termination Date”), provided that if the Purchaser cannot exercise a Pre-Funded Warrant in full as of the Termination Date because (i) after giving effect to such exercise, the Purchaser (together with its affiliates) would beneficially own in excess of 19.99% of the shares of Common Stock outstanding and/or the then combined voting power of all of the Company’s voting securities immediately after giving effect to such exercise and (ii) requisite Stockholder Approval (as defined below) has not been obtained, the Termination Date will automatically be extended to March 10, 2043. The shares of Common Stock and Pre-Funded Warrants will be issued separately.

The Purchaser and the Company have agreed that the Purchaser may not exercise any Pre-Funded Warrant if at the time of such exercise, such exercise would violate, or would result in a violation by the Company of, any Nasdaq Stock Market Rule (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed), including, without limitation, Nasdaq Stock Market Rule 5635(b) relating to a change of control and Nasdaq Stock Market Rule 5635(d) relating to private issuances. In the event the Purchaser is prevented from exercising a Pre-Funded Warrant for such a reason, the Company has agreed to use commercially reasonable efforts to obtain at the next annual meeting of the stockholders of the Company for which the Company has not already filed proxy statement materials with the Securities and Exchange Commission (“SEC”) following the time when such exercise of a Pre-Funded Warrant is not permitted (the “Applicable Annual Stockholders’ Meeting”), the approval by the holders of Common Stock that are required under the listing standards of the Nasdaq Stock Market (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed), including Nasdaq Stock Market Rule 5635(b) and Rule 5635(d), to permit the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrants, including, if applicable, above relevant thresholds included in such rules (“Stockholder Approval”).

Pursuant to the Purchase Agreement, the Company also agreed to file one or more registration statements with the SEC registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants by the Purchaser, to have all such registration statements declared effective within the timeframes set forth in the Purchase Agreement, and to keep such registration statements effective for up to three years. The Company will bear all expenses of the registration, excluding fees of legal counsel for the Purchaser.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchaser, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

Based solely on reports filed by the Purchaser with the SEC, the Purchaser currently owns 19.27% of the outstanding shares of Common Stock as of the date of this Current Report on Form 8-K.

The Securities to be issued by the Company pursuant to the Purchase Agreement and to be issued upon exercise of the Pre-Funded Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws. The Purchaser has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the Securities.

The foregoing descriptions of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Pre-Funded Warrant filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the expected proceeds from and timing of the closing of the Private Placement, the anticipated filing of registration statements to cover resales of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the seeking and obtaining of any Stockholder Approval. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the Company’s ability to satisfy the conditions to closing the Private Placement, file a resale registration statement and obtain the Stockholder Approval. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2022 as well as the Company’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure regarding the Securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 above is incorporated by reference under this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.1	Securities Purchase Agreement, dated March 9, 2023, by and between TRACON Pharmaceuticals, Inc. and the purchaser listed on Exhibit A thereto.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer